Exhibit (h)(17)

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, effective as of November 27, 2009, by and among DOMINI SOCIAL INVESTMENT TRUST (f/k/a Domini Social Index Trust), a Massachusetts business trust (the “Fund”) and STATE STREET BANK AND TRUST COMPANY (the successor to Investors Bank and Trust Company), a Massachusetts trust company (“State Street” or the “Bank”).

WHEREAS, State Street assumed an Administration Agreement entered into between the Fund and Investors Bank & Trust Company dated October 15, 2002, as amended from time to time (the “Administration Agreement”); and

WHEREAS, the Fund and State Street desire to amend the Administration Agreement as set forth below.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)	Appendix A of the Administration Agreement is hereby amended by deleting such Appendix A in its entirety and inserting in lieu thereof the attached Appendix A.

2.	Miscellaneous.

(a)	Except as amended hereby, the Administration Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Carol M Lowd
Name:	Carol M Lowd
Title:	Senior Vice President

DOMINI SOCIAL INVESTMENT TRUST

By:	/s/ Carole Laible
Name:	Carole Laible
Title:	Treasurer & Vice President

Appendix A: Portfolios

Domini Social Equity Fund

Domini Social Bond Fund

Domini International Social Equity Fund

Domini European Social Equity Fund

(reorganized into International Fund as of 11/27/2009)

Domini PacAsia Social Equity Fund

(reorganized into International Fund as of 11/27/2009)

Domini European PacAsia Social Equity Fund

(reorganized into International Fund as of 11/27/2009)